                                                                       EXHIBIT 5

                           JONES, DAY, REAVIS & POGUE
                           303 Peachtree Street, N.E.
                               3500 SunTrust Plaza
                             Atlanta, Georgia 30308

                                  July 5, 2000

T/R Systems, Inc.
1300 Oakbrook Parkway
Norcross, Georgia  30093

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to T/R Systems, Inc., a Georgia corporation (the "Company"), in connection with the registration by the Company of up to 200,000 shares of common stock, par value $0.01 per share ("Common Stock") to be issued in accordance with the Company's 2000 Employee Stock Purchase Plan (the "Plan") pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as Exhibit 5.

         As counsel for the Company, we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on such examination, we are of the following opinion:

         The Common Stock, when issued in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of Georgia and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,



                                   /s/ Jones, Day, Reavis & Pogue
                                   ---------------------------------------------
                                   JONES, DAY, REAVIS & POGUE


                                       15